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                                                                     EXHIBIT 3.7

                            CERTIFICATE OF FORMATION
                                       OF
                       ALLIANT CONVENTIONAL MUNITIONS LLC


      This Certificate of Formation of Alliant Conventional Munitions LLC (the "Company") is executed and filed by the undersigned, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (the "Act").

      1. The name of the Company is Alliant Conventional Munitions LLC.

      2. The address of the registered office of the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      3. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 11th day of March, 1999.


                                                /s/ Charles H. Gauck
                                            --------------------------------
                                            Charles H. Gauck


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                              CERTIFICATE OF MERGER
                                       OF
                           ALLIANT DEFENSE SYSTEMS LLC
                                      INTO
                       ALLIANT CONVENTIONAL MUNITIONS LLC


Pursuant to Sec. 16-209 of the Delaware Limited Liability Company Act, the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:

1. The name and jurisdiction of formation or organization of each of the limited liability companies or other business entities which are to merge are:


         NAME                                       JURISDICTION
         ----                                       ------------

         Alliant Defense Systems LLC                Delaware

         Alliant Conventional Munitions LLC         Delaware

2. An Agreement and Plan of Merger has been approved and executed by each of the domestic limited liability companies or other business entities which are to merge.

3. The name of the surviving limited liability company is: Alliant Conventional Munitions LLC.

4. As part of this merger, the surviving limited liability company hereby amends its Certificate of Formation so as to change its name to: Alliant Defense LLC.

5. The merger shall become effective at 12:01 a.m. on April 1, 2001.

6. The Agreement and Plan of Merger is on file at a place of business of the surviving limited liability company which is located at 600 Second Street NE, Hopkins, MN 55343.

7. A copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, on request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge.

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      IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 13th day of March 2001, and is being filed in accordance with Sec. 18-209 of the Act by an authorized person of the surviving limited liability company in the merger.

                                          ALLLANT CONVENTIONAL MUNITIONS LLC


                                          By: /s/ Daryl L. Zimmer
                                             --------------------------------
                                             Daryl L. Zimmer
                                             Its: Vice President and Secretary